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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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                       LOUIS DREYFUS NATURAL GAS CORP.
            (Exact name of registrant as specified in its charter)

Oklahoma                                                            73-1098614
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                             Identification No.)

14000 Quail Springs Parkway, Suite 600
Oklahoma City, Oklahoma 73134
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered:                        each class is to be registered:

    Depositary Shares, each                     New York Stock Exchange
    representing a 1/200 interest
    in a share of $450 Cumulative
    Convertible Preferred Stock, par
    value $.01 per share, of Louis
    Dreyfus Natural Gas Corp.

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

    Securities Act registration statement file number to which this form relates: 333-34849


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Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the depositary shares (the "Depositary Shares"), each representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock, par value $.01 per share, of the Registrant, see "Description of "LDNG Depositary Shares" in the Prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 relating to the Registrant's Registration Statement on Form S-4, Registration No. 333-34849, which description is hereby incorporated herein by reference.

Item 2.  EXHIBITS.

         Exhibit No.                   Description
         -----------                   -----------

         1.1 Form of Certificate of Designation of $450 Cumulative Convertible Preferred Stock, par value $.01 per share, of the Registrant (Incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4, Registration No. 333-34849).

         1.2 Form of Stock Certificate representing shares of $450 Cumulative Convertible Preferred Stock, par value $.01 per share, of the Registrant (Incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-4, Registration No. 333-34849).

         1.3 Deposit Agreement, dated as of December 10, 1993, by and among American Exploration Company, Harris Trust and Savings Bank and the holders from time to time of Depositary Shares (to be assumed by the Registrant as successor to American Exploration Company) (Incorporated by reference to Exhibit 4.5 of the Registration Statement on Form S-3, Registration No. 33-51795, of American Exploration Company).

         1.4 Form of Depositary Receipt representing Depositary Shares (Incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form S-4, Registration No. 333-34849).

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                                  SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  LOUIS DREYFUS NATURAL GAS CORP.


                                  By:  JEFFREY A. BONNEY
                                       --------------------------------------
                                       Jeffrey A. Bonney, Vice President and
                                       Chief Accounting Officer



Date: October 8, 1997








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